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                                                                      EXHIBIT 21



                            SIGNIFICANT SUBSIDIARIES





  SUBSIDIARY NAME                                              JURISDICTION
  ---------------                                              ------------
  Canrig Drilling Technology Ltd.                              Delaware
  Epoch Well Logging, Inc.                                     California
  Nabors Alaska Drilling, Inc.                                 Alaska
  Nabors Corporate Services, Inc.                              Delaware
  Nabors Drilling International Limited                        Delaware
  Nabors Drilling Limited                                      Canada
  Nabors Drilling USA, Inc.                                    Delaware
  Nabors International, Inc.                                   Delaware
  Nabors Offshore Drilling, Inc.                               Delaware
  Peak Oilfield Services Company (50% ownership)               Alaska
  Sundowner Offshore Services, Inc.                            Nevada